EXHIBIT 21
                         SUBSIDIARIES OF BANTA CORPORATION

                                      OWNERSHIP BY
                                   BANTA CORPORATION    STATE OR JURISDICTION
                                      OR ONE OF IT'S      OF INCORPORATION
   LIST OF SUBSIDIARIES                SUBSIDIARIES       OR ORGANIZATION

   Banta Direct Marketing, Inc.             100%               Minnesota

   Banta Europe Corp.                       100%                Ireland

   Banta Healthcare Products, Inc.          100%               Wisconsin

   Banta Security Printing, Inc.            100%               Wisconsin

   Banta Ventures, Inc.                     100%               Wisconsin

   Banta Global Turnkey B.V.                100%            The Netherlands

   Banta Global Turnkey France              100%                 France

   Banta Global Turnkey Limited             100%                Ireland

   Banta Global Turnkey Limited             100%                Scotland

   Danbury Printing & Litho, Inc.           100%               Minnesota

   Banta Specialty Converting, Inc.         100%               Wisconsin

   KnowledgeSet Corporation                 100%               California

   New Frontiers Information Corporation    100%             Massachusetts

   One Pass Network, Inc.                   100%               California

   Packaging Fulfillment Specialists, Inc.  100%               Wisconsin

   United Graphics Inc.                     100%               Washington

   Wrapper, Inc.                            100%               Wisconsin

   Banta Publications-Greenfield, Inc.      100%                  Ohio

   The Omnia Corporation                    100%                Delaware

   Cidex International, Inc.                100%               Wisconsin

   Banta Direct Marketing-Berkeley, Inc.    100%               Minnesota

   Omnia I, Inc.                            100%                Delaware

   Tidi Products, Inc.                      100%                Delaware

   Unidisco, Inc.                           100%                Delaware